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                                                                  Exhibit 3.1

                                  PRIMIS, INC.

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                    ARTICLE I

                                      NAME

     The name of the Corporation is: Primis, Inc.

                                   ARTICLE II

                              PURPOSES AND DURATION

     The purpose for which the Corporation is organized is to engage in any lawful business for which corporations may be incorporated under the Georgia Business Corporation Code (the "Code"). The Corporation shall have perpetual duration.

                                   ARTICLE III

                            AUTHORIZED CAPITAL STOCK

     The aggregate number of shares the Corporation shall have authority to issue shall be 108,000,000 shares, par value $.0l per share, divided into: [a] 100,000,000 shares of Common Stock ("Common Stock"), and [b] 8,000,000 shares of Preferred Stock ("Preferred Stock") of which (i) 1,200,000 shares shall be designated as Series A Convertible Preferred Stock ("Series A Preferred Stock"),
(ii) 3,000,000 shares shall be designated as Series B Convertible Preferred Stock ("Series B Preferred Stock"), (iii) 2,500,000 shares shall be designated as Series C Convertible Preferred Stock ("Series C Preferred Stock"), and (iv) 1,300,000 shares shall be designated (including in one or more series) with such preferences, limitations and relative rights as may be determined by the Board of Directors pursuant to Section 2(d) of Article IV hereof.

                                   ARTICLE IV

                         RELATIVE RIGHTS AND PREFERENCES

     The preferences, limitations and relative rights of the shares of Common Stock, the shares of Preferred Stock, including the shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, shall be as follows:

1. COMMON STOCK. Each outstanding share of Common Stock shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. The preferences, limitations and relative rights of the shares of Common Stock shall be identical. The Common Stock shall be
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subject to the provisions of Articles III and IV and the provisions of any resolution or resolutions validly adopted by the Board of Directors in accordance with this Article IV.

2. PREFERRED STOCK. Each outstanding share of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall have such preferences, limitations, and relative rights as set forth herein, and the remaining shares of authorized Preferred Stock shall have such designations (including as one or more series of Preferred Stock), preferences, limitations, and relative rights as determined by the Board of Directors, in whole or in part, in accordance with
Section 2(d) of this Article IV.

          (a) SERIES A PREFERRED STOCK. The Series A Preferred Stock shall have the voting powers, designation, relative, participating, optional and other special rights, preferences, qualifications, limitations and restrictions thereof that are set forth as follows in this Section 2(a) of this Article IV.

               (1) STATED VALUE. The stated value of the Series A Preferred Stock shall be $4.00 per share, the original per share issue price (the "Stated Value").

               (2) DIVIDENDS AND DISTRIBUTIONS. The holders of shares of the Series A Preferred Stock shall be entitled to receive dividends equal to 7% of the Stated Value, or $.28, per share per annum. Such dividends shall be payable, in cash, out of funds legally available for such purpose, only when, as, and if declared by the Board, or as otherwise provided in Section 2(a)(7)[A][I] of this Article IV. Unless otherwise required by law, such dividends shall accrue on each share commencing with the date of issue of such share, and shall accrue from day to day, whether or not earned or declared, and shall be cumulative so that, if such dividends in respect of any previous or current annual dividend period, at the annual rate specified above, shall not have been paid, the deficiency shall first be fully paid before any dividend or distribution shall be paid on or declared and set apart for the Common Stock or any other class or series of capital stock. No interest shall be paid on accrued but unpaid dividends.

               (3) VOTING RIGHTS. In addition to the voting rights required by law or by these Articles, the holders of Series A Preferred Stock shall be entitled to vote on all matters submitted to a vote of the Corporation's stockholders and shall be entitled to notice of any stockholders' meeting in accordance with the bylaws of the Corporation ("Bylaws"). Each holder of shares of Series A Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Series A Preferred Stock could be converted at the time of such vote. Except as otherwise required by law or by these Articles, or any amendment adopted by the Board of Directors as provided in Section 2(d) of this Article IV, the holders of the Series A Preferred Stock, the holders of the Series B Preferred Stock, the holders of the Series C Prefer-red Stock, the holders of Common Stock and the holders of any other series of Preferred Stock shall vote


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          together as one voting group on all matters submitted to a vote of the
          Corporation's stockholders or may act by written consent on all such matters.

               (4) CERTAIN RESTRICTIONS.

                    [A] DIVIDENDS. Whenever dividends payable on the Series A
               Preferred Stock, as provided in Section 2(a)(2) of this Article IV, are in arrears, thereafter and until dividends, including all accrued dividends, on shares of the Series A Preferred Stock outstanding shall have been paid in full or declared and set apart for payment, the Corporation shall not (a) pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for or out of the shares of any such junior stock, (b) pay dividends on or make any other distributions on any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled, or (c) redeem or purchase or otherwise acquire for consideration any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except redemptions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are then entitled.

                    [B] ADDITIONAL SHARES. "Additional Shares" shall mean all
               shares of Common Stock issued (or deemed to have been issued pursuant to Section 2(a)(7)[A][V][a][v] of this Article IV) by the Corporation after the Initial Series A Purchase Date (as defined in Section 2(a)(7)[A][V][a][i] of this Article IV) other than shares of Common Stock issued or issuable (i) upon conversion of shares of Series A Preferred Stock, Series B Preferred Stock, or Series C Preferred Stock, (ii) pursuant to a transaction described in Section 2(a)(7)[A][V][b] of this Article IV, (iii) to officers, directors or employees of the Corporation pursuant to stock option or stock purchase plans or agreements on terms approved by the Board, but not exceeding twenty percent (20%) of the then outstanding shares of capital stock of the Corporation (net of any repurchases of such shares or cancellations or expirations of options), subject to adjustment for all subdivisions and combinations and assuming conversion in full of all shares of Series A Preferred Stock and exercise of all then outstanding options or rights to acquire shares of the Corporation's capital stock, or (iv) upon conversion of any notes or the exercise of any warrants issued


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               pursuant to that certain Convertible Promissory Note and Warrant
               Purchase Agreement dated November 24, 1999, by and among the Corporation and certain of its shareholders.

                    [C] CERTAIN RESTRICTIONS. Without the consent of the holders of a majority of the then outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock voting together as a single class on an as-if converted basis, the Corporation shall not (i) issue or sell any class or series of equity securities or additional shares of existing classes or series, or equivalents thereto or rights convertible thereinto or exchangeable therefore except [a] pursuant to stock option or stock purchase plans or agreements on terms approved by the Board, but not exceeding twenty percent (20%) of the then outstanding shares of capital stock of the Corporation as determined in accordance with and subject to the adjustments set forth in Section 2(a)(4)[B] of this Article IV, [b] upon conversion of the Series A Preferred Stock, the Series B Preferred Stock or the Series C Preferred Stock, [c] in a Qualified Public Offering (as defined in Section 2(a)(7)[B] of this Article IV) or [d] upon the conversion of any promissory notes or the exercise of any warrants issued pursuant to that certain Convertible Promissory Note and Warrant Purchase Agreement, dated November 24, 1999, by and among the Corporation and certain of its shareholders, (ii) effect a liquidation, dissolution, winding up, merger or sale of the Corporation or sale of substantially all of its assets; (iii) effect any transaction, including, without limitation, the issuance of any shares of stock or rights to acquire shares of stock, which would result in a change in ownership of more than 50% of the Corporation's outstanding common stock on an as-if fully converted basis, except for a Qualified Public Offering (as defined in Section 2(a)(7)[B] of this Article IV); (iv) amend the Articles or the Bylaws; (v) redeem or otherwise acquire for value or pay any dividend or distribution on the Common Stock or any capital stock of the Corporation ranking junior to the Series A Preferred Stock, and if ranking pari passu, without redeeming and/or paying an equal dividend or distribution on the Series A Preferred Stock; PROVIDED, HOWEVER, that this restriction shall not apply to transactions in which the Corporation purchases or otherwise acquires for value shares of Common Stock from employees, officers, directors or other persons performing services for the Corporation or one of its wholly-owned subsidiaries pursuant to agreements under which the Corporation has the option to repurchase such shares, such as the termination of employment or service to the Corporation or one of its wholly-owned subsidiaries; or (vi) take any other actions that would materially and adversely affect the holders of the Series A Preferred Stock; provided, however, that, as and to the extent required by the Georgia Business Corporation Code, any amendment which would materially affect the holders of the outstanding shares of a class or series of capital stock must


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               also be separately approved by a majority of the holders of such class or series.

               (5) REACQUIRED SHARES. Any shares of the Series A Preferred Stock which have been converted to Common Stock or which have been purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof and shall not be reissued in any form.

               (6) LIQUIDATION, DISSOLUTION OR WINDING UP. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock or the holders of any other series of Preferred Stock, except the Series B Preferred Stock and the Series C Preferred Stock shall rank equal with the Series A Preferred Stock or any liquidation, dissolution or winding up, an amount, equal to the greater of (i) for each share of Series A Preferred Stock, the Stated Value of such share, plus accrued and unpaid dividends thereon, or
          (ii) for each share of Series A Preferred Stock, the amount distributable for each share of Common Stock to all holders thereof (assuming all shares of the Series A Preferred Stock had been converted to Common Stock), plus accrued and unpaid dividends on the Series A Preferred Stock. If, upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock and to the holders of any class or series of stock ranking on parity with the Series A Preferred Stock (either as to payment of dividends or upon liquidation, dissolution or winding up) shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed among the holders of the Series A Preferred Stock and all other such parity stock in proportion to the amount each would have received had there been sufficient funds to permit the payment to such holders of the full aforesaid preferential amount.

               After payment to the holders of the Series A Preferred Stock and any other parity stock as set forth above, the entire remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed among the holders of the Common Stock and any other class or series of capital stock ranking junior to the Series A Preferred Stock.

               For purposes of this Section 2(a)(6) of this Article IV, any merger or consolidation of the Corporation with or into any other corporation or entity, or sale of all or substantially all the assets of the Corporation, or sale of fifty percent (50%) or more of the voting securities of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation, except for a merger or consolidation or sale of all or substantially all the assets of the Corporation or sale


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          of fifty percent (50%) or more of the voting securities of the
          Corporation in which the shareholders of the Corporation immediately prior thereto shall, immediately thereafter, hold as a group the right to cast, directly or indirectly, at least a majority of the votes of all holders of voting securities of the resulting or surviving corporation or entity, or a majority of the votes of all holders of voting securities of any corporation or entity that holds 100% of the outstanding voting securities of any such resulting or surviving corporation or entity, on any matter on which any such holders of voting securities shall be entitled to vote.

               (7) CONVERSION.

                    [A] OPTIONAL CONVERSION.

                         [I] The holder of any share or shares of Series A
                    Preferred Stock shall have the right, at such holder's option, to convert all or any portion of such shares into fully paid and nonassessable shares of Common Stock of the Corporation at any time and from time to time after the date of issuance, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Stated Value of such share or shares of Series A Preferred Stock by the Conversion Price of such share or shares of Series A Preferred Stock, determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion. The initial Conversion Price for the Series A Preferred Stock shall be $4.00 per share (the "Series A Conversion Price"). The Series A Conversion Price shall be adjusted as hereinafter provided.

                         To the extent permitted by law, when shares of Series A
                    Preferred Stock are converted, all dividends accrued and unpaid on the shares so converted to the date of conversion (whether or not currently payable) shall be immediately due and payable and must accompany the shares of Common Stock issued upon such conversion. Except as provided below, such dividends may be paid, at the option of the holder, in cash or in shares of Common Stock valued at the fair market value thereof, as reasonably determined by the Board.

                         If any holder of shares of Series A Preferred Stock
                    shall disagree with the Board's determination as to the fair market value per share of the Common Stock, then such holder may select a nationally recognized investment banking firm ("Investment Banker"), reasonably acceptable to the Corporation, to determine the fair market value per share of the Common Stock. The determination thereof by the Investment Banker shall be final and


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                    binding on the Corporation and such holder. The fees and
                    expenses of the Investment Banker shall be paid by such holder.

                         If such conversion occurs in connection with any
                    consolidation or merger of the Corporation with, or sale of all or substantially all of the assets of the Corporation to another corporation or entity, then, at the option of the holder thereof, all dividends accrued to the date of conversion thereof may be paid in shares of such other corporation or entity.

                         [II] The Series A Preferred Stock shall be convertible
                    at the principal office of the Corporation into that number of fully paid and nonassessable shares of Common Stock determined as aforesaid.

                         [III] In order to convert shares of Series A Preferred
                    Stock into shares of Common Stock pursuant to the right of conversion set forth in this Section 2(a)(7)[A] of this
                    Article IV, the holder thereof shall surrender the certificate or certificates representing the shares of Series A Preferred Stock, duly endorsed to the Corporation or in blank, at the principal office of the Corporation and shall give written notice to the Corporation that such holder elects to convert the same, stating in such notice the name or names in which such holder wishes the certificate or certificates representing shares of Common Stock to be issued. The Corporation shall, within five (5) business days, deliver at said office or other place to such holder, or to such holder's nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid, together with cash to which such holder shall be entitled in lieu of fractional shares (as further described in Section 2(a)(7)[A][VII] of this Article IV). Shares of Series A Preferred Stock shall be deemed to have been converted as of the date of the surrender of such shares for conversion as provided above, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Series A Preferred Stock surrendered for conversion, the Corporation shall issue and deliver to, or upon the written order of, the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Series A Preferred Stock representing the unconverted portion of the certificate so surrendered, which new certificate shall entitle the holder thereof


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                    to the rights of the shares of Series A Preferred Stock
                    represented thereby to the same extent as if the certificate theretofore covering such unconverted shares had not been surrendered for conversion.

                         [IV] The issuance of certificates for shares of Common
                    Stock upon the conversion of shares of Series A Preferred Stock shall be made without charge to the converting stockholder for any original issue or transfer tax in respect of the issuance of such certificates and any such tax shall be paid by the Corporation.

                         [V] The Series A Conversion Price shall be subject to
                    the following adjustments from time to time:

                              [a]

                                   [i] If the Corporation shall issue, after the
                              date upon which any shares of Series A Preferred Stock were first issued (the "Initial Series A Purchase Date"), any Additional Shares (as defined in Section 2(a)(4)[B] of this Article IV) without consideration or for a consideration price per share less than the Series A Conversion Price in effect immediately prior to the issuance of the Additional Shares, the Series A Conversion Price in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this Section 2(a)(7)[A][V][a] of this Article IV) be adjusted to a price determined by multiplying such Series A Conversion Price by a fraction, the numerator of which shall be (a) the number of shares of Series A Preferred Stock outstanding immediately prior to such issuance plus (b) the number of shares of capital stock that the aggregate consideration received by the Corporation for such issuance would purchase at such Conversion Price; and the denominator of which shall be the number of shares of Series A Preferred Stock outstanding immediately prior to such issuance plus the number of such Additional Shares so issued.

                                   [ii] No adjustment of the Series A Conversion
                              Price shall be made in an amount less than one cent per share, provided that any adjustments that are not required to be made by reason of this sentence shall be carried forward and


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                              shall be either taken into account in any
                              subsequent adjustment made prior to three (3) years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of the three (3) years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in Sections 2(a)(7)[A][V][a][v]c. and 2(a)(7)[A][V][a][v]d. of
                              this Article IV, no adjustment of the Series A Conversion Price pursuant to this Section 2(a)(7)[A][V][a] of this Article IV shall have the effect of increasing the Series A Conversion Price above the Series A Conversion Price in effect immediately prior to such adjustment.

                                   [iii] In the case of the issuance of Common
                              Stock for cash, the consideration shall be deemed to be the amount of cash paid therefore before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                                   [iv] In the case of the issuance of Common
                              Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board.

                                   [v] In the case of the issuance (whether
                              before, on or after the applicable Initial Series A Purchase Date) of any stock or similar security, including without limitation, securities containing equity features and securities containing profit participation features, or any security convertible or exchangeable, with or without consideration, into or for any stock or similar security, or any security carrying any warrant or right to subscribe for or purchase any stock or similar security, or any such warrant or right (collectively, "Equity Securities," provided the term Equity Securities shall exclude the Series A Preferred Stock and the securities issuable upon the exercise or conversion thereof), the following provisions shall apply for all purposes


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                              of this Section 2(a)(7)[A][V][a] and Section
                              2(a)(7)[A][V][b] of this Article IV:

                              a. The aggregate maximum number of shares of Common Stock deliverable upon exercise (to the extent then exercisable) of such options to purchase or rights to Subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined,, in the manner provided in Sections 2(a)(7)[A][V][a][iii] and 2(a)(7)[A][V][a][iv] of
                              this Article IV), if any, received by the Corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights for the Common Stock covered thereby.

                                   b. The aggregate maximum number of shares of
                              Common Stock deliverable upon conversion of, or in exchange (to the extent then convertible or exchangeable) for, any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Sections 2(a)(7)[A][V][a][iii] and 2(a)(7)[A][V][a][iv] of this Article IV).

                              c. In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to the Corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or


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                              exchangeable securities, including, but not
                              limited to, a change resulting from the
                              antidilution provisions thereof, the Series A Conversion Price, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of such options or rights or the conversion or exchange of such securities.

                              d. Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Series A Conversion Price, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities that remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                              e. The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to Sections 2(a)(7)[A][V][a][v]a. and 2(a)(7)[A][V][a][v]b. of this Article IV shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either Sections 2(a)(7)[A][V][a][v]c. and 2(a)(7)[A][V][a][v]d. of this Article IV.

                              [b] In the event the Corporation should at any
                         time or from time to time after the Initial Series A Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to


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                         receive directly or indirectly, additional shares of
                         Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend, distribution, split or subdivision if no record date is fixed), the Series A Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

                              [c] If the number of shares of Common Stock
                         outstanding at any time after the Initial Series A Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date for such combination, the Series A Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of the Series A Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

                              [d] In the event the Corporation shall declare a
                         distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 2(a)(7)[A][V][b] of this Article IV, then, in each such case for the purpose of this Section 2(a)(7)[A][V][d] of this Article IV, the holders of the Series A Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Series A Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

                              [e] If at any time or from time to time there
                         shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this
                         Section 2(a)(7)


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                         or Section 2(a)(6) of this Article IV) provision shall
                         be made so that the holders of the Series A Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such cash, appropriate adjustment shall be made in the application of the provisions of this Section 2(a)(7) of this Article IV with respect to the rights of the holders of the Series A Preferred Stock after the recapitalization to the end that the provisions of this
                         Section 2(a)(7) of this Article IV (including adjustment of the Series A Conversion Price then in effect and the number of shares purchasable upon conversion of the Series A Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

                              [f] If a purchase, tender or exchange offer is
                         made to and accepted by the holders of more than 50% of the outstanding shares of Common Stock, the Corporation shall not effect any consolidation, merger or sale with the person having made such offer or with any affiliate of such person, unless, prior to the consummation thereof, each holder of shares of Series A Preferred Stock shall have been given a reasonable opportunity to elect to receive, upon conversion of the shares of Series A Preferred Stock then held by such holder, either the stock, securities, cash or assets then issuable with respect to the Common Stock, or the stock, securities, cash or assets issued to previous holders of the Common Stock in accordance with such offer, or the equivalent thereof, plus accrued dividends due to holders of the Series A Preferred Stock.

                              [g] If a state of facts shall occur which, without
                         being specifically controlled by the provisions of this
                         Section 2(a)(7), would not fairly protect the conversion rights of the Series A Preferred Stock in accordance with the essential intent and principles of such provisions, then the Board shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such conversion rights.

                         [VI] The Corporation shall at all times reserve and
                    keep available out of its authorized but unissued shares of Common

                    Stock, solely for the purpose of effecting the conversion of Series A Preferred Stock, the full number of shares of Common Stock then deliverable upon the conversion or exchange of all shares of Series A Preferred Stock at the time outstanding. The Corporation shall take at all times such corporate action as shall be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock upon the conversion of Series A Preferred Stock in accordance with the provisions hereof.

                         [VII] No fractional shares of Common Stock or scrip
                    representing fractional shares of Common Stock shall be issued upon any conversion of Series A Preferred Stock, but in lieu thereof, the Corporation shall pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion as determined in good faith by the Board.

                         [VIII] The Corporation will not, by amendment of its
                    Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, seek to avoid or avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation under Section 2(a)(7)[A][V] of this Article IV, but will at all times in good faith assist in the carrying out of all the provisions of Section 2(a)(7)[A][V] of this
                    Article IV and in taking all of such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred Stock.

                    [B] AUTOMATIC CONVERSION. Each share of Series A Preferred
               Stock shall automatically be converted into shares of Common Stock as provided in this Section 2(a)(7)[B] of this Article IV immediately upon the closing of the sale of the Corporation's Common Stock in a firm commitment underwritten public offering registered under the Securities Act of 1933, as amended (the "Securities Act"), at a public offering price (prior to underwriters' discounts and expenses) equal to or exceeding Fifteen Dollars and Thirty-one Cents ($15.31) per share of Common Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares) and the aggregate net proceeds to the Corporation (after deduction for underwriters' discounts and expenses relating to the issuance, including, without limitation, fees of the Corporation's counsel) of which exceed Thirty Million Dollars ($30,000,000) (a "Qualified Public Offering"), other than a registration relating solely to a transaction under Rule 145 under the Securities Act (or any successor thereto) or to an employee benefit plan of the Corporation. At the time of a Qualified Public Offering, the accrued dividends on each share of Series A Preferred Stock shall be paid in shares of Common Stock valued at the initial public offering price.

               (8) REDEMPTION. The holders of a majority of the shares of Series A Preferred Stock shall have the right to require the Corporation to redeem their shares of Series A Preferred Stock, from any source of funds legally available for such purpose, in three annual installments beginning on July 31, 2004 (the "Series A Redemption Right"). In order to exercise the Series A Redemption Right, a majority of the holders of the shares of Series A Preferred Stock must send written notice of their intent to exercise the Series A Redemption Right to the Corporation (the "Series A Redemption Notice"). The Series A Redemption Notice shall specify the number of shares of Series A Preferred Stock the holder exercising his, her or its Series A Redemption Right is submitting for redemption (the "Series A Submitted Shares"). The Corporation shall only redeem shares of Series A Preferred Stock pursuant to this Section 2(a)(8) of this Article IV as to which it has received a Series A Redemption Notice and only if the total amount of Series A Submitted Shares is greater than fifty percent (50%) of the then issued and outstanding shares of Series A Preferred Stock. The Corporation will redeem the Series A Submitted Shares, in the manner set forth below, three (3) months after the date it receives the number of Series A Redemption Notices sufficient to trigger the redemption set forth in this Section 2(a)(8) of this
          Article IV (the "Redemption Date").

               For purposes of this Section 2(a)(8) of this Article IV, the redemption base price ("Series A Redemption Base Price") shall be an amount equal to the greater of (a) the "Fair Market Value" (as defined below) of the Series A Preferred Stock, on a per share basis, or (b) an amount equal to the purchase price paid per share to the Corporation upon issuance of such share of Series A Preferred Stock plus accrued but unpaid dividends, as adjusted to reflect stock dividends, stock splits, combinations, recapitalizations or the like. The holders of a majority of the shares of Series A Preferred Stock who have delivered a Series A Redemption Notice (the "Series A Redeeming Holder(s)") shall select a nationally recognized investment banking firm (the "Investment Banker."), which Investment Banker shall be reasonably acceptable to the Corporation, to determine the Fair Market Value of the Series A Preferred Stock. The "Fair Market Value" of the Series A Preferred Stock shall mean a per share amount calculated by the Investment Banker based upon the per share fair market value of the Common Stock as if all shares of Series A Preferred Stock had been converted into Common Stock. The fees and expenses of the Investment Banker shall be paid by the Corporation.

               On the Redemption Date, the Corporation shall redeem one-third (1/3) of the Series A Submitted Shares by paying to each Series A Redeeming Holder one-third (1/3) of the Series A Redemption Base Price for each of the Series A

          Submitted Shares held by such Series A Redeeming Holder, plus an amount equal to the dividends which accrued on all of such Series A Redeeming Holder's Series A Submitted Shares from the date of the issuance of such shares through the day immediately prior to the Redemption Date. On the first anniversary of the Redemption Date, the Corporation shall redeem one-third (1/3) of the Series A Submitted Shares by paying to each Series A Redeeming Holder one-third (1/3) of the Series A Redemption Base Price for each of the Series A Submitted Shares held by such Series A Redeeming Holder, plus an amount equal to the dividends which accrued on all the as yet non-redeemed Series A Submitted Shares from the Redemption Date through the day immediately prior to the first anniversary of the Redemption Date. On the second anniversary of the Redemption Date, the Corporation shall redeem the remaining one-third (1/3) of the Series A Submitted Shares by paying to each Series A Redeeming Holder one-third (1/3) of the Series A Redemption Base Price for each of the Series A Submitted Shares held by such Series A Redeeming Holder, plus an amount equal to the dividends which accrued on all the as yet non-redeemed Series A Submitted Shares from the first anniversary of the Redemption Date through the day immediately prior to the second anniversary of the Redemption Date. The Series A Redemption Base Price and the appropriate amount of dividends shall be paid in immediately available funds against, if the Board so requires, delivery of stock certificates duly endorsed or accompanied by appropriate stock powers representing the Series A Submitted Shares, free and clear of any liens, claims or encumbrances.

               From and after each of the three annual redemption payment dates listed above, unless there shall have been a default in payment of the amount owed at redemption, all rights of the Series A Redeeming Holders as holders of Series A Preferred Stock (except the right to receive the Series A Redemption Base Price and accrued dividends upon surrender of their certificate or certificates) shall cease with respect to those shares actually redeemed, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. If, on any of the three annual redemption payment dates, the funds of the Corporation legally available for redemption of Series A Submitted Shares are insufficient to redeem the portion of the Series A Submitted Shares to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such Series A Submitted Shares ratably among the Series A Redeeming Holders based upon the percentage of the Series A Submitted Shares each holds. Except as provided herein, the shares of Series A Preferred Stock, including the Series A Submitted Shares, not redeemed pursuant to Series A Redemption Notices shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter, when additional funds of the Corporation are legally available for the redemption of shares of Series A Preferred Stock, such funds will immediately be used to redeem the balance of the shares which the Corporation has become obliged to redeem, but which it has not redeemed.

               (9) REPORTS AS TO ADJUSTMENTS. Whenever the number of shares of Common Stock into which the shares of the Series A Preferred Stock are convertible is adjusted as provided in Section 2(a)(7) of this Article IV, the Corporation will (A) promptly compute such adjustment and furnish to each transfer agent for the Series A Preferred Stock a certificate, signed by the chief financial officer of the Corporation, setting forth the new Series A Conversion Price, the number of shares of Common Stock into which each share of such Series A Preferred Stock is convertible as a result of such adjustment, a brief statement of the facts requiring such adjustment and the computation thereof and when such adjustment will become effective and (B) promptly mail to the holders of record of the outstanding shares of the Series A Preferred Stock a notice stating that the number of shares into which the shares of Series A Preferred Stock are convertible has been adjusted and setting forth the new Series A Conversion Price, the new number of shares into which each share of the Series A Preferred Stock is convertible as a result of such adjustment and when such adjustment will become effective. Notwithstanding the foregoing, the Corporation shall incur no liability for its failure to take any action set forth in this Section 2(a)(9) of this Article IV, nor shall such failure affect the validity, rights or preferences of any shares of the Series A Preferred Stock.

               (10) RANKING. Except for any series of Preferred Stock created pursuant to an amendment adopted by the Board of Directors as provided in Section 2(d) of this Article IV, the Series A Preferred Stock shall rank senior to the Common Stock or any other series of Preferred Stock of the Corporation now existing or hereafter created, except that the Series A Preferred Stock shall rank equal with the Series B Preferred Stock and the Series C Preferred Stock as to the payment of dividends and the distribution of assets and rights upon liquidation, dissolution or winding up of the Corporation.

          (b) SERIES B PREFERRED STOCK. The Series B Preferred Stock shall have the voting powers, designation, relative, participating, optional and other special rights, preferences, qualifications, limitations and restrictions thereof that are set forth as follows in this Section 2(b) of this Article IV.

               (1) STATED VALUE. The stated value of the Series B Preferred Stock shall be $6.00 per share, the original per share issue price (the "Stated Value").

               (2) DIVIDENDS AND DISTRIBUTIONS. The holders of shares of the Series B Preferred Stock shall be entitled to receive dividends equal to 7% of the Stated Value, or $.42, per share per annum. Such dividends shall be payable, in cash, out of funds legally available for such purpose, only when, as, and if declared by the Board, or as otherwise provided in Section 2(b)(7)[A][I] of this Article IV. Unless otherwise required by law, such dividends shall accrue on each share commencing with the date of issue of such share, and shall accrue from day to day, whether or not earned or declared, and shall be cumulative so that, if such dividends in respect of any previous or current annual dividend period, at the annual rate specified above, shall not have been paid, the deficiency shall first be fully paid before any dividend or distribution shall be paid on or declared and set apart for the Common Stock or any other class or series of capital stock. No interest shall be paid on accrued but unpaid dividends.

               (3) VOTING RIGHTS. In addition to the voting rights required by law or by these Articles, the holders of Series B Preferred Stock shall be entitled to vote on all matters submitted to a vote of the Corporation's stockholders and shall be entitled to notice of any stockholders' meeting in accordance with the bylaws of the Corporation ("Bylaws"). Each holder of shares of Series B Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Series B Preferred Stock could be converted at the time of such vote. Except as otherwise required by law or by these Articles or any amendment hereto adopted by the Board of Directors as provided in Section 2(d) of this Article IV, the holders of the Series B Preferred Stock, the holders of the Series A Preferred Stock, the holders of the Series C Preferred Stock, the holders of Common Stock and the holders of any other series of Preferred Stock shall vote together as one voting group on all matters submitted to a vote of the Corporation's stockholders or may act by written consent on all such matters.

               (4) CERTAIN RESTRICTIONS.

                    [A] DIVIDENDS. Whenever dividends payable on the Series B
               Preferred Stock, as provided in Section 2(b)(2) of this Article IV, are in arrears, thereafter and until dividends, including all accrued dividends, on shares of the Series B Preferred Stock outstanding shall have been paid in full or declared and set apart for payment, the Corporation shall not (a) pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for or out of the shares of any such junior stock, (b) pay dividends on or make any other distributions on any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred Stock, except dividends paid ratably on the Series B Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled, or (c) redeem or purchase or otherwise acquire for consideration any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred Stock, except for redemptions made ratably on the Series B Preferred Stock and all such parity stock in proportion, to the total amounts to which the holders of all such shares are then entitled.

                    [B] ADDITIONAL SHARES. "Additional Shares" shall mean all
               shares of Common Stock issued (or deemed to have been issued pursuant to Section 2(b)(7)[A][V][a][v] of this Article IV) by the Corporation after the Initial Series B Purchase Date (as defined in Section 2(b)(7)[A][V][a][i] of this Article IV) other than shares of Common Stock issued or issuable (i) upon conversion of shares of Series B Preferred Stock, Series A Preferred Stock or Series C Preferred Stock, (ii) pursuant to a transaction described in Section 2(b)(7)[A][V][b] of this Article IV, or (iii) to officers, directors or employees of the Corporation pursuant to stock option or stock purchase plans or agreements on terms approved by the Board, but not exceeding twenty percent (20%) of the then outstanding shares of capital stock of the Corporation (net of any repurchases of such shares or cancellations or expirations of options), subject to adjustment for all subdivisions and combinations and assuming conversion in full of all shares of Series B Preferred Stock and exercise of all then outstanding options or rights to acquire shares of the Corporation's capital stock.

                    [C] CERTAIN RESTRICTIONS. Without the consent of the holders of a majority of the then outstanding shares of Series B Preferred Stock, Series A Preferred Stock and Series C Preferred Stock voting together as a single class on an as if converted basis, the Corporation shall not (i) issue or sell any class or series of equity securities or additional shares of existing classes or series, or equivalents thereto or rights convertible thereinto or exchangeable therefore except [a] pursuant to stock option or stock purchase plans or agreements on terms approved by the Board, but not exceeding twenty percent (20%) of the then outstanding shares of capital stock of the Corporation as determined in accordance with and subject to the adjustments set forth in Section 2(b)(4)[B] of this Article IV, [b] upon conversion of the Series B Preferred Stock, the Series A Preferred Stock or the Series C Preferred Stock, [c] in a Qualified Public Offering (as defined in Section 2(b)(7)[B] of this Article IV) ) or [d] upon the conversion of any promissory notes or the exercise of any warrants issued pursuant to that certain Convertible Promissory Note and Warrant Purchase Agreement, dated November 24, 1999, by and among the Corporation and certain of its shareholders, (ii) effect a liquidation, dissolution, winding up, merger or sale of the Corporation or sale of substantially all of its assets; (iii) effect any transaction, including, without limitation, the issuance of any shares of stock or rights to acquire shares of stock, which would result in a change in ownership of more than 50% of the Corporation's outstanding common stock on an as-if fully converted basis, except for a Qualified Public Offering (as defined in Section 2(b)(7)[B] of this Article IV); (iv) amend the Articles or the Bylaws; (v) redeem or otherwise acquire for value or pay any dividend or distribution on the Common Stock or any capital stock of the Corporation ranking junior to the Series B Preferred Stock, and if ranking pari passu, without redeeming and/or paying an equal dividend or distribution on the Series B Preferred Stock; PROVIDED, HOWEVER, that this restriction shall not apply to transactions in which the Corporation purchases or otherwise acquires for value shares of Common Stock from employees, officers, directors or other persons performing services for the Corporation or one of its wholly-owned subsidiaries pursuant to agreements under which the Corporation has the option to repurchase such shares, such as the termination of employment or service to the Corporation or one of its wholly-owned subsidiaries; or (vi) take any other actions that would materially and adversely affect the holders of the Series B Preferred Stock; provided, however, that, as and to the extent required by the Georgia Business Corporation Code, any amendment which would materially affect the holders of the outstanding shares of a class or series of capital stock must also be separately approved by a majority of the holders of such class or series.

               (5) REACQUIRED SHARES. Any shares of the Series B Preferred Stock which have been converted to Common Stock or which have been purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof and shall not be reissued in any form.

               (6) LIQUIDATION, DISSOLUTION OR WINDING UP. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock or the holders of any other series of Preferred Stock, except the Series A Preferred Stock and the Series C Preferred Stock shall rank equal with the Series B Preferred Stock on any liquidation, dissolution or winding up, an amount equal to the greater of (i) for each share of Series B Preferred Stock, the Stated Value of such share, plus accrued and unpaid dividends thereon, or (ii) for each share of Series B Preferred Stock, the amount distributable for each share of Common Stock to all holders thereof (assuming all shares of the Series B Preferred Stock had been converted to Common Stock), plus accrued and unpaid dividends on the Series B Preferred Stock. If, upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series B Preferred Stock and to the holders of any class or series of stock ranking on parity with the Series B Preferred Stock (either as to payment of dividends or upon liquidation, dissolution or winding up) shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed among the holders of the Series B Preferred Stock and all other such parity stock in proportion to the amount each would have received had there been sufficient funds to permit the payment to such holders of the full aforesaid preferential amount.

               After payment to the holders of the Series B Preferred Stock and any other parity stock as set forth above, the entire remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed among the holders of the Common Stock and any other class or series of capital stock ranking junior to the Series B Preferred Stock.

               For purposes of this Section 2(b)(6) of this Article IV, any merger or consolidation of the Corporation with or into any other corporation or entity, or sale of all or substantially all the assets of the Corporation, or sale of fifty percent (50%) or more of the voting securities of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation, except for a merger or consolidation or sale of all or substantially all the assets of the Corporation or sale of fifty percent (50%) or more of the voting securities of the Corporation in which the shareholders of the Corporation immediately prior thereto shall, immediately thereafter, hold as a group the right to cast, directly or indirectly, at least a majority of the votes of all holders of voting securities of the resulting or surviving corporation or entity, or a majority of the votes of all holders of voting securities of any corporation or entity that holds 100% of the outstanding voting securities of any such resulting or surviving corporation or entity, on any matter on which any such holders of voting securities shall be entitled to vote.

               (7) Conversion.

                    [A] Optional Conversion.

                         [I] The holder of any share or shares of Series B
                    Preferred Stock shall have the right, at such holder's option, to convert all or any portion of such shares into fully paid and nonassessable shares of Common Stock of the Corporation at any time and from time to time after the date of issuance, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Stated Value of such share or shares of Series B Preferred Stock by the Conversion Price of such share or shares of Series B Preferred Stock, determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion. The initial Conversion Price for the Series B Preferred Stock shall be $6.00 per share (the "Series B Conversion Price"). The Series B Conversion Price shall be adjusted as hereinafter provided.

                         To the extent permitted by law, when shares of Series B
                    Preferred Stock are converted, all dividends accrued and unpaid on the shares so converted to the date of conversion (whether or not currently payable) shall be immediately due and payable and must accompany the shares of Common Stock issued upon such conversion. Except as provided below, such dividends may be paid, at the option of the holder, in cash or in shares of Common Stock valued at the fair market value thereof, as reasonably determined by the Board.

                         If any holder of shares of Series B Preferred Stock
                    shall disagree with the Board's determination as to the fair market value per share of the Common Stock, then such holder may select a nationally recognized investment banking firm ("Investment Banker"), reasonably acceptable to the Corporation, to determine the fair market value per share of the Common Stock. The determination thereof by the Investment Banker shall be final and binding on the Corporation and such holder. The fees and expenses of the Investment Banker shall be paid by such holder.

                         If such conversion occurs in connection with any
                    consolidation or merger of the Corporation with, or sale of all or substantially all of the assets of the Corporation to another corporation or entity, then, at the option of the holder thereof, all dividends accrued to the date of conversion thereof may be paid in shares of such other corporation or entity.

                         [II] The Series B Preferred Stock shall be convertible
                    at the principal office of the Corporation, into that number of fully paid and nonassessable shares of Common Stock determined as aforesaid.

                         [III] In order to convert shares of Series B Preferred
                    Stock into shares of Common Stock pursuant to the right of conversion set forth in this Section 2(b)(7)[A] of this
                    Article IV, the holder thereof shall surrender the certificate or certificates representing the shares of Series B Preferred Stock, duly endorsed to the Corporation or in blank, at the principal office of the Corporation and shall give written notice to the Corporation that such holder elects to convert the same, stating in such notice the name or names in which such holder wishes the certificate or certificates representing shares of Common Stock to be issued. The Corporation shall, within five (5) business days, deliver at said office or other place to such holder, or to such holder's nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid, together with cash to which such holder shall be entitled in lieu of fractional shares (as further described in Section 2(b)(7)[A][VIII] of this Article IV). Shares of Series B Preferred Stock shall be deemed to have been converted as of the date of the surrender of such shares for conversion as provided above, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Series B Preferred Stock surrendered for conversion, the Corporation shall issue and deliver to, or upon the written order of, the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Series B Preferred Stock representing the unconverted portion of the certificate so surrendered, which new certificate shall entitle the holder thereof to the rights of the shares of Series B Preferred Stock represented thereby to the same extent as if the certificate theretofore covering such unconverted shares had not been surrendered for conversion.

                         [IV] The issuance of certificates for shares of Common
                    Stock upon the conversion of shares of Series B Preferred Stock shall be made without charge to the converting stockholder for any original issue or transfer tax in respect of the issuance of such certificates and any such tax shall be paid by the Corporation.

                         [V] The Series B Conversion Price shall be subject to
                    the following adjustments from time to time:

                              [a]

                                   [i] If the Corporation shall issue, after the
                              date upon which any shares of Series B Preferred Stock were first issued (the "Initial Series B Purchase Date"), any Additional Shares (as defined in Section 2(b)(4)[B] of this Article IV) without consideration or for a consideration price per share less than the Series B Conversion Price in effect immediately prior to the issuance of the Additional Shares, the Series B Conversion Price in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this Section 2(b)(7)[A][V][a] of this Article IV) be adjusted to a price determined by multiplying such Series B Conversion Price by a fraction, the numerator of which shall be (a) the number of shares of Series B Preferred Stock outstanding immediately prior to such issuance plus (b) the number of shares of capital stock that the aggregate consideration received by the Corporation for such issuance would purchase at such Conversion Price; and the denominator of which shall be the number of shares of Series B Preferred Stock outstanding immediately prior to such issuance plus the number of such Additional Shares so issued.

                                   [ii] No adjustment of the Series B Conversion
                              Price shall be made in an amount less than one cent per share, provided that any adjustments that are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three (3) years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of the three (3) years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in Sections 2(b)(7)[A][V][a][v]c. and 2(b)(7)[A][V][a][v]d. of this Article IV, no adjustment of the Series B Conversion Price pursuant to this Section 2(b)(7)[A][V][a] of this
                              Article IV shall have the effect of increasing the Series B Conversion Price above the Series B Conversion Price in effect immediately prior to such adjustment.

                                   [iii] In the case of the issuance of Common
                              Stock for cash, the consideration shall be deemed to be the amount of cash paid therefore before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                                   [iv] In the case of the issuance of Common
                              Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board.

                                   [v] In the case of the issuance (whether
                              before, on or after the applicable Initial Series B Purchase Date) of any stock or similar security, including without limitation, securities containing equity features and securities profit participation features, or any security convertible or exchangeable, with or without consideration, into or for any stock or similar security, or any security carrying any warrant or right to subscribe for or purchase any stock or similar security, or any such warrant or right (collectively, "Equity Securities," provided the term Equity Securities shall exclude the Series B Preferred Stock and the Series A Preferred Stock and the securities issuable upon the exercise or conversion thereof), the following provisions shall apply for all purposes of this Section 2(b)(7)[A][V][a] and Section 2(b)(7)[A][V][b] of
                              this Article IV:

                              a. The aggregate maximum number of shares of Common Stock deliverable upon exercise (to the extent then exercisable) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Sections 2(b)(7)[A][V][a][iii] and 2(b)(7)[A][V][a][iv] of
                              this Article IV), if any, received by the Corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights for the Common Stock covered thereby.

                              b. The aggregate maximum number of shares of Common Stock deliverable upon conversion of, or in exchange (to the extent then convertible or exchangeable) for, any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Sections 2(b)(7) [A][V][a][iii] and 2(b)(7)[A][V][a][iv] of this Article IV).

                              c. In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to the Corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Series B Conversion Price, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of such options or rights or the conversion or exchange of such securities.

                              d. Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Series B Conversion Price, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities that remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                              e. The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to Sections 2(b)(7)[A][V][a][v]a. and 2(b)(7)[A][V][a][v]b. of this Article IV shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either Sections 2(b)(7)[A][V][a][v]c. and 2(b)(7)[A][V][a][v]d. of this Article IV.

                                   [b] In the event the Corporation should at
                              any time or from time to time after the Initial Series B Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend, distribution, split or subdivision if no record date is fixed), the Series B Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

                                   [c] If the number of shares of Common Stock
                              outstanding at any time after the Initial Series B Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date for such combination, the Series B Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of the Series B Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

                                   [d] In the event the Corporation shall
                              declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 2(b)(7)[A][V][b] of this Article IV, then, in each such case for the purpose of this
                              Section 2(b)(7)[A][V][d] of this Article IV, the holders of the Series B Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Series B Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

                                   [e] If at any time or from time to time there
                              shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 2(b)(7) or Section 2(b)(6) of this Article IV) provision shall be made so that the holders of the Series B Preferred Stock shall thereafter be entitled to receive upon conversion of the Series B Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 2(b)(7) of this Article IV with respect to the rights of the holders of the Series B Preferred Stock after the recapitalization to the end that the provisions of this Section 2(b)(7) of this Article IV (including adjustment of the Series B Conversion Price then in effect and the number of shares purchasable upon conversion of the Series B Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

                                   [f] If a purchase, tender or exchange offer
                              is made to and accepted by the holders of more than 50% of the outstanding shares of Common Stock, the Corporation shall not effect any consolidation, merger or sale with the person having made such offer or with any affiliate of such person, unless, prior to the consummation thereof, each holder of shares of Series B Preferred Stock shall have been given a reasonable opportunity to elect to receive, upon conversion of the shares of Series B Preferred Stock then held by such holder, either the stock, securities, cash or assets then issuable with respect to the Common Stock, or the stock, securities, cash or assets issued to previous holders of the Common Stock in accordance with such offer, or the equivalent thereof, plus accrued dividends due to holders of the Series B Preferred Stock.

                                   [g] If a state of facts shall occur which,
                              without being specifically controlled by the provisions of this Section 2(b)(7), would not fairly protect the conversion rights of the Series B Preferred Stock in accordance with the essential intent and principles of such provisions, then the Board shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such conversion rights.

                              [VI] The Corporation shall at all times reserve
                         and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of Series B Preferred Stock, the full number of shares of Common Stock then deliverable upon the conversion or exchange of all shares of Series B Preferred Stock at the time outstanding. The Corporation shall take at all times such corporate action as shall be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock upon the conversion of Series B Preferred Stock in accordance with the provisions hereof.

                              [VII] No fractional shares of Common Stock or
                         scrip representing fractional shares of Common Stock shall be issued upon any conversion of Series B Preferred Stock, but, in lieu thereof, the Corporation shall pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion as determined in good faith by the Board.

                              [VIII] The Corporation will not, by amendment of
                         its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, seek to avoid or avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation under Section 2(b)(7)[A][V] of this Article IV, but will at all times in good faith assist in the carrying out of all the provisions of Section 2(b)(7)[A][V] of this Article IV and in taking all of such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series B Preferred Stock.

                         [B] AUTOMATIC CONVERSION. Each share of Series B
                    Preferred Stock shall automatically be converted into shares of Common Stock as provided in this Section 2(b)(7)[B] of this Article IV immediately upon the closing of the sale of the Corporation's Common Stock in a firm commitment underwritten public offering registered under the Securities Act of 1933, as amended (the "Securities Act"), at a public offering price (prior to underwriters' discounts and expenses) equal to or exceeding Fifteen Dollars and Thirty-One Cents ($15.31) per share of Common Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares) and the aggregate net proceeds to the Corporation (after deduction for underwriters' discounts and expenses relating to the issuance, including, without limitation, fees of the Corporation's counsel) of which exceed Thirty Million Dollars ($30,000,000) (a "Qualified Public Offering"), other than a registration relating solely to a transaction under Rule 145 under the Securities Act (or any successor thereto) or to an employee benefit plan of the Corporation. At the time of a Qualified Public Offering, the accrued dividends on each share of Series B Preferred Stock shall be paid in shares of Common Stock valued at the initial public offering price.

                    (8) REDEMPTION. The holders of a majority of the shares of
               Series B Preferred Stock shall have the right to require the Corporation to redeem their shares of Series B Preferred Stock, from any source of funds legally available for such purpose, in three annual installments beginning on July 31, 2004 (the "Series B Redemption Right"). In order to exercise the Series B Redemption Right, a majority of the holders of the shares of Series B Preferred Stock must send written notice of their intent to exercise the Series B Redemption Right to the Corporation (the "Series B Redemption Notice"). The Series B Redemption Notice shall specify the number of shares of Series B Preferred Stock the holder exercising his, her or its Series B Redemption Right is submitting for redemption (the "Series B Submitted Shares"). The Corporation shall only redeem shares of Series B Preferred Stock pursuant to this Section 2(b)(8) of this Article IV as to which it has received a Series B Redemption Notice and only if the total amount of Series B Submitted Shares is greater than fifty percent (50%) of the then issued and outstanding shares of Series B Preferred Stock. The Corporation will redeem the Series B Submitted Shares, in the manner set forth below, three (3) months after the date it receives the number of Series B Redemption Notices sufficient to trigger the redemption set forth in this Section 2(b)(8) of this Article IV (the "Redemption Date").

                    For purposes of this Section 2(b)(8) of this Article IV, the redemption base price ("Series B Redemption Base Price") shall be an amount equal to the greater of (a) the "Fair Market Value" (as defined below) of the Series B Preferred Stock, on a per share basis, or (b) an amount equal to the purchase price paid per share to the Corporation upon issuance of such share of Series B Preferred Stock plus accrued but unpaid dividends, as adjusted to reflect stock dividends, stock splits, combinations, recapitalizations or the like. The holders of a majority of the shares of Series B Preferred Stock who have delivered a Series B Redemption Notice (the "Series B Redeeming Holder(s)") shall select a nationally recognized investment banking firm (the "Investment Banker"), which Investment Banker shall be reasonably acceptable to the Corporation, to determine the Fair Market Value of the Series B Preferred Stock. The "Fair Market Value" of the Series B Preferred Stock shall mean a per share amount calculated by the Investment Banker based upon the per share fair market value of the Common Stock as if all shares of Series B Preferred Stock had been converted into Common Stock. The fees and expenses of the Investment Banker shall be paid by the Corporation.

                    On the Redemption Date, the Corporation shall redeem
               one-third (1/3) of the Series B Submitted Shares by paying to each Series B Redeeming Holder one-third (1/3) of the Series B Redemption Base Price for each of the Series B Submitted Shares held by such Series B Redeeming Holder, plus an amount equal to the dividends which accrued on all of such Series B Redeeming Holder's Series B Submitted Shares from the date of the issuance of such shares through the day immediately prior to the Redemption Date. On the first anniversary of the Redemption Date, the Corporation shall redeem one-third (1/3) of the Series B Submitted Shares by paying to each Series B Redeeming Holder one-third (1/3) of the Series B Redemption Base Price for each of the Series B Submitted Shares held by such Series B Redeeming Holder, plus an amount equal to the dividends which accrued on all the as yet non-redeemed Series B Submitted Shares from the Redemption Date through the day immediately prior to the first anniversary of the Redemption Date. On the second anniversary of the Redemption Date, the Corporation shall redeem the remaining one-third (1/3) of the Series B Submitted Shares by paying to each Series B Redeeming Holder one third (1/3) of the Series B Redemption Base Price for each of the Series B Submitted Shares held by such Series B Redeeming Holder, plus an amount equal to the dividends which accrued on all the as yet non-redeemed Series B Submitted Shares from the first anniversary of the Redemption Date through the day immediately prior to the second anniversary of the Redemption Date. The Series B Redemption Base Price and the appropriate amount of dividends shall be paid in immediately available funds against, if the Board so requires, delivery of stock certificates duly endorsed or accompanied by appropriate stock powers representing the Series B Submitted Shares, free and clear of any liens, claims or encumbrances.

                    From and after each of the three annual redemption payment dates listed above, unless there shall have been a default in payment of the amount owed at redemption, all rights of the Series B Redeeming Holders as holders of Series B Preferred Stock (except the right to receive the Series B Redemption Base Price and accrued dividends upon surrender of their certificate or certificates) shall cease with respect to those shares actually redeemed, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. If, on any of the three annual redemption payment dates, the funds of the Corporation legally available for redemption of Series B Submitted Shares are insufficient to redeem the portion of the Series B Submitted Shares to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such Series B Submitted Shares ratably among the Series B Redeeming Holders based upon the percentage of the Series B Submitted Shares each holds. Except as provided herein, the shares of Series B Preferred Stock, including the Series B Submitted Shares, not redeemed pursuant to Series B Redemption Notices shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter, when additional funds of the Corporation are legally available for the redemption of shares of Series B Preferred Stock, such funds will immediately be used to redeem the balance of the shares which the Corporation has become obliged to redeem, but which it has not redeemed.

                    (9) REPORTS AS TO ADJUSTMENTS. Whenever the number of shares of Common Stock into which the shares of the Series B Preferred Stock are convertible is adjusted as provided in Section 2(b)(7) of this Article IV, the Corporation will (A) promptly compute such adjustment and furnish to each transfer agent for the Series B Preferred Stock a certificate, signed by the chief financial officer of the Corporation, setting forth the new Series B Conversion Price, the number of shares of Common Stock into which each share of such Series B Preferred Stock is convertible as a result of such adjustment, a brief statement of the facts requiring such adjustment and the computation thereof and when such adjustment will become effective and (B) promptly mail to the holders of record of the outstanding shares of the Series B Preferred Stock a notice stating that the number of shares into which the shares of Series B Preferred Stock are convertible has been adjusted and setting forth the new Series B Conversion Price, the new number of shares into which each share of the Series B Preferred Stock is convertible as a result of such adjustment and when such adjustment will become effective. Notwithstanding the foregoing, the Corporation shall incur no liability for its failure to take any action set forth in this
               Section 2(b)(9) of this Article IV, nor shall such failure affect the validity, rights or preferences of any shares of the Series B Preferred Stock.

                    (10) RANKING. Except for any series of Preferred Stock
               created pursuant to an amendment to the Articles adopted by the Board of Directors as provided in Section 2(d) of this Article IV, and the Series B Preferred Stock shall rank senior to the Common Stock or any other series of Preferred Stock of the Corporation now existing or hereafter created, except that the Series B Preferred Stock shall rank equal with the Series A Preferred Stock and the Series C Preferred Stock as to the payment of dividends and the distribution of assets and rights upon liquidation, dissolution or winding up of the Corporation.

               (c) SERIES C PREFERRED STOCK. The Series C Preferred Stock shall have the voting powers, designation, relative, participating, optional and other special rights, preferences, qualifications, limitations and restrictions thereof that are set forth as follows in this Section 2(c) of this Article IV.

                    (1) STATED VALUE. The stated value of the Series C Preferred
               Stock shall be $15.31 per share, the original per share issue price (the "Stated Value").

                    (2) DIVIDENDS AND DISTRIBUTIONS. The holders of shares of
               the Series C Preferred Stock shall be entitled to receive dividends equal to 7% of the Stated Value, or $1.07, per share per annum. Such dividends shall be payable, in cash, out of funds legally available for such purpose, only when, as, and if declared by the Board, or as otherwise provided in Section 2(c)(7)[A][I] of this Article IV. Unless otherwise required by law, such dividends shall accrue on each share commencing with the date of issue of such share, and shall accrue from day to day, whether or not earned or declared, and shall be cumulative so that, if such dividends in respect of any previous or current annual dividend period, at the annual rate specified above, shall not have been paid, the deficiency shall first be fully paid before any dividend or distribution shall be paid on or declared and set apart for the Common Stock or any other class or series of capital stock. No interest shall be paid on accrued but unpaid dividends.

                    (3) VOTING RIGHTS. In addition to the voting rights required by law or by these Articles, the holders of Series C Preferred Stock shall be entitled to vote on all matters submitted to a vote of the Corporation's stockholders and shall be entitled to notice of any stockholders' meeting in accordance with the bylaws of the Corporation ("Bylaws"). Each holder of shares of Series C Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Series C Preferred Stock could be converted at the time of such vote. Except as otherwise required by law or by these Articles or any amendment hereto adopted by the Board of Directors as provided in Section 2(d) of this Article IV, the holders of the Series C Preferred Stock, the holders of the Series A Preferred Stock, the holders of the Series B Preferred Stock, the holders of Common Stock and the holders of any other series of Preferred Stock shall vote together as one voting group on all matters submitted to a vote of the Corporation's stockholders or may act by written consent on all such matters.

                    (4) CERTAIN RESTRICTIONS.

                         [A] DIVIDENDS. Whenever dividends payable on the Series
                    C Preferred Stock, as provided in Section 2(c)(2) of this
                    Article IV, are in arrears, thereafter and until dividends, including all accrued dividends, on shares of the Series C Preferred Stock outstanding shall have been paid in full or declared and set apart for payment, the Corporation shall not (a) pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for or out of the shares of any such junior stock,
                    (b) pay dividends on or make any other distributions on any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Preferred Stock, except dividends paid ratably on the Series C Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled, or (c) redeem or purchase or otherwise acquire for consideration any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Preferred Stock, except redemptions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amount to which the holders of all such shares are then entitled.

                         [B] ADDITIONAL SHARES. "Additional Shares" shall mean
                    all shares of Common Stock issued (or deemed to have been issued pursuant to Section 2(c)(7)[A][V][a][v] of this
                    Article IV) by the Corporation after the Initial Series C Purchase Date (as defined in Section 2(c)(7)[A][V][a][v][i] of this Article IV) other than shares of Common Stock issued or issuable (i) upon conversion of shares of Series C Preferred Stock, Series B Preferred Stock, or Series C Preferred Stock, (ii) pursuant to a transaction described in
                    Section 2(c)(7)[A][V][b] of this Article IV, or (iii) to officers, directors or employees of the Corporation pursuant to stock option or stock purchase plans or agreements on terms approved by the Board, but not exceeding twenty percent (20%) of the then outstanding shares of capital stock of the Corporation (net of any repurchases of such shares or cancellations or expirations of options), subject to adjustment for all subdivisions and combinations and assuming conversion in full of all shares of Series C Preferred Stock and exercise of all then outstanding options or rights to acquire shares of the Corporation's capital stock.

                         [C] CERTAIN RESTRICTIONS. Without the consent of the
                    holders of a majority of the then outstanding shares of Series C Preferred Stock, Series A Preferred Stock and Series B Preferred Stock voting together as a single class on an as if converted basis, the Corporation shall not (i) issue or sell any class or series of equity securities or additional shares of existing classes or series, or equivalents thereto or rights convertible thereinto or exchangeable therefore except [a] pursuant to stock option or stock purchase plans or agreements on terms approved by the Board, but not exceeding twenty percent (20%) of the then outstanding shares of capital stock of the Corporation as determined in accordance with and subject to the adjustments set forth in Section 2(c)(4)[B] of this Article IV, [b] upon conversion of the Series C Preferred Stock, the Series A Preferred Stock or the Series B Preferred Stock, [c] in a Qualified Public Offering (as defined in Section 2(c)(7)[B] of this Article IV)) or [d] upon the conversion of any promissory notes or the exercise of any warrants issued pursuant to that certain Convertible Promissory Note and Warrant Purchase Agreement, dated November 24, 1999, by and among the Corporation and certain of its shareholders, (ii) effect a liquidation, dissolution, winding up, merger or sale of the Corporation or sale of substantially all of its assets; (iii) effect any transaction, including, without limitation, the issuance of any shares of stock or rights to acquire shares of stock, which would result in a change in ownership of more than 50% of the Corporation's outstanding common stock on an as-if fully converted basis, except for a Qualified Public Offering (as defined in Section 2(c)(7)[B] of this Article IV); (iv) amend the Articles or the Bylaws;
                    (v) redeem or otherwise acquire for value or pay any dividend or distribution on the Common Stock or any capital stock of the Corporation ranking junior to the Series C Preferred Stock, and if ranking pari passu, without redeeming and/or paying an equal dividend or distribution on the Series C Preferred Stock; PROVIDED, HOWEVER, that this restriction shall not apply to transactions in which the Corporation purchases or otherwise acquires for value shares of Common Stock from employees, officers, directors or other persons performing services for the Corporation or one of its wholly-owned subsidiaries pursuant to agreements under which the Corporation has the option to repurchase such shares, such as the termination of employment or service to the Corporation or one of its wholly-owned subsidiaries; or
                    (vi) take any other actions that would materially and adversely affect the holders of the Series C Preferred Stock; provided, however, that, as and to the extent required by the Georgia Business Corporation Code, any amendment which would materially affect the holders of the outstanding shares of a class or series of capital stock must also be separately approved by a majority of the holders of such class or series.

                    (5) REACQUIRED SHARES. Any shares of the Series C Preferred
               Stock which have been converted to Common Stock or which have been purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof and shall not be reissued in any form.

                    (6) LIQUIDATION, DISSOLUTION OR WINDING UP. Upon any
               liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Series C Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock or the holders of any other series of Preferred Stock, except the Series A Preferred Stock and the Series B Preferred Stock shall rank equal with the Series C Preferred Stock on any liquidation, dissolution or winding up, an amount equal to the greater of (i) for each share of Series C Preferred Stock, the Stated Value of such share, plus accrued and unpaid dividends thereon, or (ii) for each share of Series C Preferred Stock, the amount distributable for each share of Common Stock to all holders thereof (assuming all shares of the Series C Preferred Stock had been converted to Common Stock), plus accrued and unpaid dividends on the Series C Preferred Stock. If, upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series C Preferred Stock and to the holders of any class or series of stock ranking on parity with the Series C Preferred Stock (either as to payment of dividends or upon liquidation, dissolution or winding up) shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed among the holders of the Series C Preferred Stock and all other such parity stock in proportion to the amount each would have received had there been sufficient funds to permit the payment to such holders of the full aforesaid preferential amount.

                    After payment to the holders of the Series C Preferred Stock and any other parity stock as set forth above, the entire remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed among the holders of the Common Stock and any other class or series of capital stock ranking junior to the Series C Preferred Stock.

                    For purposes of this Section 2(c)(6) of this Article IV, any merger or consolidation of the Corporation with or into any other corporation or entity, or sale of all or substantially all the assets of the Corporation, or sale of fifty percent (50%) or more of the voting securities of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation, except for a merger or consolidation or sale of all or substantially all the assets of the Corporation or sale of fifty percent (50%) or more of the voting securities of the Corporation in which the shareholders of the Corporation immediately prior thereto shall, immediately thereafter, hold as a group the right to cast, directly or indirectly, at least a majority of the votes of all holders of voting securities of the resulting or surviving corporation or entity, or a majority of the votes of all holders of voting securities of any corporation or entity that holds 100% of the outstanding voting securities of any such resulting or surviving corporation or entity, on any matter on which any such holders of voting securities shall be entitled to vote.

                    (7) Conversion.

                         [A] Optional Conversion.

                              [I] The holder of any share or shares of Series C
                         Preferred Stock shall have the right, at such holder's option, to convert all or any portion of such shares into fully paid and nonassessable shares of Common Stock of the Corporation at any time and from time to time after the date of issuance, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Stated Value of such share or shares of Series C Preferred Stock by the Conversion Price of such share or shares of Series C Preferred Stock, determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion. The initial Conversion Price for the Series C Preferred Stock shall be $15.31 per share (the "Series C Conversion Price"). The Series C Conversion Price shall be adjusted as hereinafter provided.

                              To the extent permitted by law, when shares of
                         Series C Preferred Stock are converted, all dividends accrued and unpaid on the shares so converted to the date of conversion (whether or not currently payable) shall be immediately due and payable and must accompany the shares of Common Stock issued upon such conversion. Except as provided below, such dividends may be paid, at the option of the holder, in cash or in shares of Common Stock valued at the fair market value thereof, as reasonably determined by the Board.

                              If any holder of shares of Series C Preferred
                         Stock shall disagree with the Board's determination as to the fair market value per share of the Common Stock, then such holder may select a nationally recognized investment banking firm ("Investment Banker"), reasonably acceptable to the Corporation, to determine the fair market value per share of the Common Stock. The determination thereof by the Investment Banker shall be final and binding on the Corporation and such holder. The fees and expenses of the Investment Banker shall be paid by such holder.

                              If such conversion occurs in connection with any
                         consolidation or merger of the Corporation with, or sale of all or substantially all of the assets of the Corporation to another corporation or entity, then, at the option of the holder thereof, all dividends accrued to the date of conversion thereof may be paid in shares of such other corporation or entity.

                              [II] The Series C Preferred Stock shall be
                         convertible at the principal office of the Corporation into that number of fully paid and nonassessable shares of Common Stock determined as aforesaid.

                              [III] In order to convert shares of Series C
                         Preferred Stock into shares of Common Stock pursuant to the right of conversion set forth in this Section 2(c)(7)[A] of this Article IV, the holder thereof shall surrender the certificate or certificates representing the shares of Series C Preferred Stock, duly endorsed to the Corporation or in blank, at the principal office of the Corporation and shall give written notice to the Corporation that such holder elects to convert the same, stating in such notice the name or names in which such holder wishes the certificate or certificates representing shares of Common Stock to be issued. The Corporation shall, within five (5) business days, deliver at said office or other place to such holder, or to such holder's nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid, together with cash to which such holder shall be entitled in lieu of fractional shares (as further described in Section 2(c)(7)[A][VII] of this
                         Article IV). Shares of Series C Preferred Stock shall be deemed to have been converted as of the date of the surrender of such shares for conversion as provided above, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Series C Preferred Stock surrendered for conversion, the Corporation shall issue and deliver to, or upon the written order of, the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Series C Preferred Stock representing the unconverted portion of the certificate so surrendered, which new certificate shall entitle the holder thereof to the rights of the shares of Series C Preferred Stock represented thereby to the same extent as if the certificate theretofore covering such unconverted shares had not been surrendered for conversion.

                              [IV] The issuance of certificates for shares of
                         Common Stock upon the conversion of shares of Series C Preferred Stock shall be made without charge to the converting stockholder for any original issue or transfer tax in respect of the issuance of such certificates and any such tax shall be paid by the Corporation.

                              [V] The Series C Conversion Price shall be subject
                         to the following adjustments from time to time:

                                   [a]

                                        [i] If the Corporation shall issue,
                                   after the date upon which any shares of
                                   Series C Preferred Stock were first issued
                                   (the "Initial Series C Purchase Date"), any
                                   Additional Shares (as defined in Section
                                   2(c)(4)[B] of this Article IV) without
                                   consideration or for a consideration price per share less than the Series C Conversion Price in effect immediately prior to the issuance of the Additional Shares, the Series C Conversion Price in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this Section 2(c)(7)[A][V][a] of this Article IV) be adjusted to a price determined by multiplying such Series C Conversion Price by a fraction, the numerator of which shall be (a) the number of shares of Series C Preferred Stock outstanding immediately prior to such issuance plus (b) the number of shares of capital stock that the aggregate consideration received by the Corporation for such issuance would purchase at such Conversion Price; and the denominator of which shall be the number of shares of Series C Preferred Stock outstanding immediately prior to such issuance plus the number of such Additional Shares so issued.

                                        [ii] No adjustment of the Series C
                                   Conversion Price shall be made in an amount less than one cent per share, provided that any adjustments that are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three (3) years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of the three (3) years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in Sections 2(c)(7)[A][V][a][v]c. and
                                   2(c)(7)[A][V][a][v]d. of this Article IV, no adjustment of the Series C

                                   Conversion Price pursuant to this Section
                                   2(c)(7)[A][V][a] of this Article IV shall have the effect of increasing the Series C Conversion Price above the Series C Conversion Price in effect immediately prior to such adjustment.

                                        [iii] In the case of the issuance of
                                   Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefore before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                                        [iv] In the case of the issuance of
                                   Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board.

                                        [v] In the case of the issuance (whether
                                   before, on or after the applicable Initial
                                   Series C Purchase Date) of any stock or
                                   similar security, including without
                                   limitation, securities containing equity features and securities containing profit participation features, or any security convertible or exchangeable, with or without consideration, into or for any stock or similar security, or any security carrying any warrant or light to subscribe for or purchase any stock or similar security, or any such warrant or right (collectively, "Equity Securities," provided the term Equity Securities shall exclude the Series C Preferred Stock and the Series A Preferred Stock and the securities issuable upon the exercise or conversion thereof), the following provisions shall apply for all purposes of this Section 2(c)(7)[A][V][a] and
                                   Section 2(c)(7)[A][V][b] of this Article IV:

                                   a. The aggregate maximum number of shares of Common Stock deliverable upon exercise (to the extent then exercisable) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Sections
                                   2(c)(7)[A][V][a][iii] and
                                   2(c)(7)[A][V][a][iv] of this Article IV), if any, received by the Corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights for the Common Stock covered thereby.

                                   b. The aggregate maximum number of shares of Common Stock deliverable upon conversion of, or in exchange (to the extent then convertible or exchangeable) for, any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Sections 2(c)(7)[A][V][a][iii] and
                                   2(c)(7)[A][VI[a][iv] of this Article IV).

                                   c.     In the event of any change in the
                                   number of shares of Common Stock deliverable or in the consideration payable to the Corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Series C Conversion Price, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of such options or rights or the conversion or exchange of such securities.

                                   d.     Upon the expiration of any such
                                   options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Series C Conversion Price, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities that remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                                   e.     The number of shares of Common Stock
                                   deemed issued and the consideration deemed paid therefor pursuant to Sections 2(c)(7)[A][V][a][v]a. and
                                   2(c)(7)[A][V][a][v]b. of this Article IV shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either Sections 2(c)(7)[A][V][a][v]c. and
                                   2(c)(7)[A][V][a][v]d. of this Article IV.

                                        [b] In the event the Corporation should
                                   at any time or from time to time after the Initial Series C Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend, distribution, split or subdivision if no record date is fixed), the Series C Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

                                        [c] If the number of shares of Common
                                   Stock outstanding at any time after the
                                   Initial Series C Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date for such combination, the Series C Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of the Series C Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

                                        [d] In the event the Corporation shall
                                   declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in 2(c)(7)[A][V][b] of this Article IV, then, in each such case for the purpose of this Section 2(c)(7)[A][V][d] of this Article IV, the holders of the Series C Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Series C Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

                                        [e] If at any time or from time to time
                                   there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this
                                   Section 2(c)(7) or Section 2(c)(6) of this
                                   Article IV) provision shall be made so that the holders of the Series C Preferred Stock shall thereafter be entitled to receive upon conversion of the Series C Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 2(c)(7) of this
                                   Article IV with respect to the rights of the holders of the Series C Preferred Stock after the recapitalization to the end that the provisions of this Section 2(c)(7) of this
                                   Article IV (including adjustment of the
                                   Series C Conversion Price then in effect and the number of shares purchasable upon conversion of the Series C Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

                                        [f] If a purchase, tender or exchange
                                   offer is made to and accepted by the holders of more than 50% of the outstanding shares of Common Stock, the Corporation shall not effect any consolidation, merger or sale with the person having made such offer or with any affiliate of such person, unless, prior to the consummation thereof, each holder of shares of Series C Preferred Stock shall have been given a reasonable opportunity to elect to receive, upon conversion of the shares of Series C Preferred Stock then held by such holder, either the stock, securities, cash or assets then issuable with respect to the Common Stock, or the stock, securities, cash or assets issued to previous holders of the Common Stock in accordance with such offer, or the equivalent thereof, plus accrued dividends due to holders of the Series C Preferred Stock.

                                        [g] If a state of facts shall occur
                                   which, without being specifically controlled by the provisions of this Section 2(c)(7), would not fairly protect the conversion rights of the Series C Preferred Stock in accordance with the essential intent and principles of such provisions, then the Board shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such conversion rights.

                                   [VI] The Corporation shall at all times
                              reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of Series C Preferred Stock, the full number of shares of Common Stock then deliverable upon the conversion or exchange of all shares of Series C Preferred Stock at the time outstanding. The Corporation shall take at all times such corporate action as shall be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock upon the conversion of Series C Preferred Stock in accordance with the provisions hereof.

                                   [VII] No fractional shares of Common Stock or
                              scrip representing fractional shares of Common Stock shall be issued upon any conversion of Series C Preferred Stock, but, in lieu thereof, the Corporation shall pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion as determined in good faith by the Board.

                                   [VIII] The Corporation will not, by amendment
                              of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, seek to avoid or avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation under Section 2(c)(7)[A][V] of this
                              Article IV, but will at all times in good faith assist in the carrying out of all the provisions of Section 2(c)(7)[A][V] of this Article IV and in taking all of such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series C Preferred Stock.

                         [B] AUTOMATIC CONVERSION. Each share of Series C
                    Preferred Stock shall automatically be converted into shares of Common Stock as provided in this Section 2(c)(7)[B] of this Article IV immediately upon the closing of the sale of the Corporation's Common Stock in a firm commitment underwritten public offering registered under the Securities Act of 1933, as amended (the "Securities Act"), at a public offering price (prior to underwriters' discounts and expenses) equal to or exceeding Fifteen Dollars and Thirty-One Cents ($15.31) per share of Common Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares) and the aggregate net proceeds to the Corporation (after deduction for underwriters' discounts and expenses relating to the issuance, including, without limitation, fees of the Corporation's counsel) of which exceed Thirty Million Dollars ($30,000,000) (a "Qualified Public Offering"), other than a registration relating solely to a transaction under Rule 145 under the Securities Act (or any successor thereto) or to an employee benefit plan of the Corporation. At the time of a Qualified Public Offering, the accrued dividends on each share of Series C Preferred Stock shall be paid in shares of Common Stock valued at the initial public offering price.

                    (8) REDEMPTION. The holders of a majority of the shares of
               Series C Preferred Stock shall have the right to require the Corporation to redeem their shares of Series C Preferred Stock, from any source of funds legally available for such purpose, in three annual installments beginning on JULY 31, 2004 (the "Series C Redemption Right"). In order to exercise the Series C Redemption Right, a majority of the holders of the shares of Series C Preferred Stock must send written notice of their intent to exercise the Series C Redemption Right to the Corporation (the "Series C Redemption Notice"). The Series C Redemption Notice shall specify the number of shares of Series C Preferred Stock the holder exercising his, her or its Series C Redemption Right is submitting for redemption (the "Series C Submitted Shares"). The Corporation shall only redeem shares of Series C Preferred Stock pursuant to this
               Section 2(c)(8) of this Article IV as to which it has received a Series C Redemption Notice and only if the total amount of Series C Submitted Shares is greater than fifty percent (50%) of the then issued and outstanding shares of Series C Preferred Stock. The Corporation will redeem the Series C Submitted Shares, in the manner set forth below three (3) months after the date it receives the number of Series C Redemption Notices sufficient to trigger the redemption set forth in this Section 2(c)(8) of this
               Article IV (the "Redemption Date").

                    For purposes of this Section 2(c)(8) of this Article IV, the redemption base price ("Series C Redemption Base Price") shall be an amount equal to the greater of (a) the "Fair Market Value" (as defined below) of the Series C Preferred Stock, on a per share basis, or (b) an amount equal to the purchase price paid per share to the Corporation upon issuance of such share of Series C Preferred Stock plus accrued but unpaid dividends, as- adjusted to reflect stock dividends, stock splits, combinations, recapitalizations or the like. The holders of a majority of the shares of Series C Preferred Stock who have delivered a Series C Redemption Notice (the "Series C Redeeming Holder(s)") shall select a nationally recognized investment banking firm (the "Investment Banker"), which Investment Banker shall be reasonably acceptable to the Corporation, to determine the Fair Market Value of the Series C Preferred Stock. The "Fair Market Value" of the Series C Preferred Stock shall mean a per share amount calculated by the Investment Banker based upon the per share fair market value of the Common Stock as if all shares of Series C Preferred Stock had been converted into Common Stock. The fees and expenses of the Investment Banker shall be paid by the Corporation.

                    On the Redemption Date, the Corporation shall redeem
               one-third (1/3) of the Series C Submitted Shares by paying to each Series C Redeeming Holder one-third (1/3) of the Series C Redemption Base Price for each of the Series C Submitted Shares held by such Series C Redeeming Holder, plus an amount equal to the dividends which accrued on all of such Series C Redeeming Holder's Series C Submitted Shares from the date of the issuance of such shares through the day immediately prior to the Redemption Date. On the first anniversary of the Redemption Date, the Corporation shall redeem one-third (1/3) of the Series C Submitted Shares by paying to each Series C Redeeming Holder one-third (1/3) of the Series C Redemption Base Price for each of the Series C Submitted Shares held by such Series C Redeeming Holder, plus an amount equal to the dividends which accrued on all the as yet non-redeemed Series C Submitted Shares from the Redemption Date through the day immediately prior to the first anniversary of the Redemption Date. On the second anniversary of the Redemption Date, the Corporation shall redeem the remaining one-third (1/3) of the Series C Submitted Shares by paying to each Series C Redeeming Holder one-third (1/3) of the Series C Redemption Base Price for each of the Series C Submitted Shares held by such Series C Redeeming Holder, plus an amount equal to the dividends which accrued on all the as yet non-redeemed Series C Submitted Shares from the first anniversary of the Redemption Date through the day immediately prior to the second anniversary of the Redemption Date. The Series C Redemption Base Price and the appropriate amount of dividends shall be paid in immediately available funds against, if the Board so requires, delivery of stock certificates duly endorsed or accompanied by appropriate stock powers representing the Series C Submitted Shares, free and clear of any liens, claims or encumbrances.

                    From and after each of the three annual redemption payment dates listed above, unless there shall have been a default in payment of the amount owed at redemption, all rights of the Series C Redeeming Holders as holders of Series C Preferred Stock (except the right to receive the Series C Redemption Base Price and accrued dividends upon surrender of their certificate or certificates) shall cease with respect to those shares actually redeemed, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. If, on any of the three annual redemption payment dates, the funds of the Corporation legally available for redemption of Series C Submitted Shares are insufficient to redeem the portion of the Series C Submitted Shares to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such Series C Submitted Shares ratably among the Series C Redeeming Holders based upon the percentage of the Series C Submitted Shares each holds. Except as provided herein, the shares of Series C Preferred Stock, including the Series C Submitted Shares, not redeemed pursuant to Series C Redemption Notices shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter, when additional funds of the Corporation are legally available for the redemption of shares of Series C Preferred Stock, such funds will immediately be used to redeem the balance of the shares which the Corporation has become obliged to redeem, but which it has not redeemed.

                    (9) REPORTS AS TO ADJUSTMENTS. Whenever the number of shares of Common Stock into which the shares of the Series C Preferred Stock are convertible is adjusted as provided in Section 2(c)(7) of this Article IV, the Corporation will (A) promptly compute such adjustment and furnish to each transfer agent for the Series C Preferred Stock a certificate, signed by the chief financial officer of the Corporation, setting forth the new Series C Conversion Price, the number of shares of Common Stock into which each share of such

               Series C Preferred Stock is convertible as a result of such adjustment, a brief statement of the facts requiring such adjustment and the computation thereof and when such adjustment will become effective and (B) promptly mail to the holders of record of the outstanding shares of the Series C Preferred Stock a notice stating that the number of shares into which the shares of Series C Preferred Stock are convertible has been adjusted and setting forth the new Series C Conversion Price, the new number of shares into which each share of the Series C Preferred Stock is convertible as a result of such adjustment and when such adjustment will become effective. Notwithstanding the foregoing, the Corporation shall incur no liability for its failure to take any action set forth in this Section 2(c)(9) of this Article IV, nor shall such failure affect the validity, rights or preferences of any shares of the Series C Preferred Stock.

                    (10) RANKING. Except for any series of Preferred Stock
               created pursuant to an amendment to these Articles adopted by the Board of Directors as provided in Section 2(d) of this Article IV, and the Series C Preferred Stock shall rank senior to the Common Stock or any other series of Preferred Stock of the Corporation now existing or hereafter created, except that the Series C Preferred Stock shall rank equal with the Series A Preferred Stock and the Series B Preferred Stock as to the payment of dividends and the distribution of assets and rights upon liquidation, dissolution or winding up of the Corporation.

               (d) REMAINING AUTHORIZED SHARES OF PREFERRED STOCK. The Board of Directors may determine, in whole or in part the preferences, limitations, and relative rights of the remaining authorized shares of Preferred Stock (or one or more series of such Preferred Stock) set forth in Article III hereof, before the issuance of any such shares, which preferences, limitations and relative rights shall be specified in a subsequent amendment to these Articles of Incorporation adopted by the Board of Directors, and may include, without limitation:

                    (1) Special, conditional, or limited voting, rights, or no right to vote (except to the extent prohibited by law);

                    (2) Shares of Preferred Stock that are redeemable or
               convertible (i) at the option of the Corporation, the shareholder or another person or upon the occurrence of a designated event;
               (ii) for cash, indebtedness, securities, or other property; (iii) in a designated amount or in an amount determined in accordance with a designated formula or by reference to extrinsic data or events;

                    (3) Provisions entitling the holders to distributions
               calculated in any manner, including dividends that may be cumulative, non-cumulative, or partially cumulative;


                                      -48

                    (4) Preferences over any other class of shares with respect to distributions, including dividends and distributions payable upon the dissolution of the Corporation; and

                    (5) Other preferences, limitations, or relative rights not prohibited by law.

                                    ARTICLE V

                                 TREASURY SHARES

     Shares of Common Stock and Preferred Stock reacquired by the Corporation shall become and remain treasury shares until and unless cancelled by the Corporation, at which time such cancelled treasury shares shall return to the status of authorized but unissued shares.

                                   ARTICLE VI

                               BOARD OF DIRECTORS

     The business and affairs of the Corporation shall be managed by, or under the direction of, a Board of Directors comprised as follows:

     (1) The number of directors shall be not less than three and not more than twelve, the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the Board of Directors or by the affirmative vote of the holders of at least 80% of all outstanding shares entitled to be voted in the election of directors, voting together as a single class.

     (2) The Board of Directors shall be divided into three classes, each consisting, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. At the first Special Meeting of Shareholders at which the staggered board shall be elected, the first class of directors shall be elected for a year term expiring upon the next following Annual Meeting of Shareholders and upon the election and qualification of their respective successors, the second class of directors shall be elected for a term expiring upon the second next Annual Meeting of Shareholders and upon the election and qualification of their respective successors, and the third class of directors shall be elected for a term expiring upon the third next Annual Meeting of Shareholders and upon the election and qualification of their respective successors. At each succeeding Annual Meeting of Shareholders, successors to the class of directors whose term expires at that Annual Meeting of Shareholders shall be elected for a three-year term. If the number of directors has changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such a class shall hold office for a term that shall coincide with the remaining term of that class, unless otherwise required by law, but in no case shall a decrease in the number of directors for a class shorten the term of an incumbent director.

     (3) A director shall hold office until the Annual Meeting of Shareholders upon which his term expires and until his successor shall be elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Directors may be removed only for cause by the vote of at least 80% of the outstanding shares entitled to vote at an election of directors, at a meeting of shareholders called expressly for that purpose.

     (4) Nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors, or as otherwise provided in these Articles or the Corporation's Bylaws.

     (5) Any vacancy on the Board of Directors that results from an increase in the number of directors or from prior death, resignation, retirement, disqualification or removal from office of a director shall be filled by a majority of the Board of Directors then in office, though less than a quorum, or by the sole remaining director.

     (6) At any meeting of shareholders with respect to which notice of such purpose has been given, the entire Board of Directors or any individual director may be removed, with cause, by the affirmative vote of the holders of 80% of all outstanding shares entitled to be voted at an election of directors.

                                   ARTICLE VII

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Each person who is or was a director or officer of the Corporation, and each person who is or was a director or officer of the Corporation who at the request of the Corporation is serving or has served as an officer, director, partner, joint venturer or trustee of another corporation, partnership, joint venture, trust or other enterprise shall be indemnified by the Corporation against those expenses (including attorneys' fees), judgments, fines and amounts paid in settlement which are allowed to be paid or reimbursed by the Corporation under the laws of the State of Georgia and which are actually and reasonably incurred in connection with any action, suit, or proceeding, pending or threatened, whether civil, criminal, administrative or investigative, in which such person may be involved by reason of his being or having been a director or officer of this Corporation or of such other enterprises. Such indemnification shall be made only in accordance with the laws of the State of Georgia and subject to the conditions prescribed therein.

     In any instance where the laws of the State of Georgia permit indemnification to be provided to persons who are or have been an officer or director of the Corporation or who are or have been an officer, director, partner, joint venturer or trustee of any such other enterprise only on a determination that certain specified standards of conduct have been met, upon application for indemnification by any such person the Corporation shall promptly cause such determination to be made (i) by the Board of Directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding; (ii) if a quorum cannot be obtained by majority vote of a committee duly designated by the Board of Directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding; (iii) by special legal counsel selected by the Board of Directors or its committee in the manner prescribed in (i) or (ii), or if a quorum of the Board of Directors cannot be obtained under (i), and a committee cannot be designated under (ii), selected by majority vote of the full Board of Directors (in which selection directors who are parties may participate); or (iv) by the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

     As a condition to any such right of indemnification, the Corporation may require that it be permitted to participate in the defense of any such action or proceeding through legal counsel designated by the Corporation and at the expense of the Corporation.

     The Corporation may purchase and maintain insurance on behalf of any such persons whether or not the Corporation would have the power to indemnify such officers and directors against any liability under the laws of the State of Georgia. If any expenses or other amounts are paid by way of indemnification, other than by court order, action by shareholders or by an insurance carrier, the Corporation shall provide notice of such payment to the shareholders in accordance with the provisions of the laws of the State of Georgia.

                                  ARTICLE VIII

           LIMITATION OF PERSONAL LIABILITY OF DIRECTORS AND OFFICERS

     No director shall have any personal liability to the Corporation or to its shareholders for monetary damages for breach of duty or care or other duty as a director, by reason of any act or omission occurring subsequent to the date when this provision becomes effective, except that this provision shall not eliminate or limit the liability of a director for (a) any appropriation, in violation of his duties, or any business opportunity of the Corporation; (b) acts or omissions which involve intentional misconduct or a knowing violation of law;
(c) liabilities of a director imposed by Section 14-2-832 of the Georgia Business Corporation Code; or (d) any transaction from which the director derived an improper personal benefit.

                                   ARTICLE IX

                                PRINCIPAL OFFICE

     The mailing address of the principal office of the corporation is 11475 Great Oaks Way, Suite 320, Alpharetta, Georgia 30022.